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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of Starwood Lodging Trust and Starwood Lodging Corporation (the "Company") on Forms S-3 (File No. 333-13411 and 333-13325) of our report dated February 21, 1997 on our audits of the separate and combined financial statements of the Company as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995, which report is included in the Company's Annual Report on Form 10-K.



Coopers & Lybrand L.L.P.



Phoenix, Arizona


December 17, 1997